EXHIBIT 21.1

                          SUBSIDIARIES OF VIATEL, INC.




                                               JURISDICTION OF INCORPORATION
NAME OF SUBSIDIARY:                            OR ORGANIZATION:
-------------------                            -----------------------------

Viatel U.K. Limited                                United Kingdom

Viaphone S.R.L.                                    Italy

Viatel S.R.L.                                      Italy

VPN, S.A.                                          France

Viatel S.A.                                        France

YYC Communications, Inc.                           Delaware

Viafon Dat Iberica, S.A.                           Spain

Viatel Global Communications Espana S.A.           Spain

Viatel SA/NV                                       Belgium

Viatel BV (branch) of Viatel Belgium               Belgium

Viatel Gmbh                                        Germany

Viatel Colombia Management, Inc.                   Delaware

Viatel Colombia Holdings, Inc.                     Delaware

Viatel Sales U.S.A., Inc.                          Delaware





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